Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2017 RESULTS

San Jose, Calif. (February 13, 2018) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the fourth quarter and full year ended December 31, 2017.

“2017 was a year of change for our company and despite some challenges, we achieved a number of significant milestones which we believe will drive meaningful long-term shareholder value,” said Jon Kirchner, chief executive officer of Xperi. “We successfully completed the integration of Tessera and DTS, met our synergy targets, and now operate as one company. Importantly, we refined Xperi’s long-term strategy to better position us to drive long term growth, increased cash flow and enhanced shareholder value. Over the year, we generated $147 million in operating cash flow, returned approximately $55 million to shareholders in the form of dividends and stock repurchases, and paid down $100 million of debt just after year end.”

Financial Highlights

($ in millions, except per share data)

	Q4 2017		Q4 2016	FY 2017	FY 2016
Revenue	$126.6		$70.1	$373.7	$259.6
GAAP Net Income (Loss)	$5.6		$(9.3)	$(56.6)	$56.1
Non-GAAP Net Income	$40.1		$23.3	$71.8	$106.7
GAAP EPS (LPS)	$0.11	[1]	$(0.19)	$(1.15)	$1.12
Non-GAAP EPS	$0.77		$0.45	$1.37	$2.06

Other Relevant Metrics	Q4 2017		Q4 2016	FY 2017	FY 2016
Purchase Accounting Impact	$6.0	[2]	$0	$51.6 [2]	$0
Operating Cash Flow	$61.6		$40.6	$147.3	$153.9
Cash, Cash Equivalents & S-T Investments	$200.7		$113.0	$200.7	$113.0
Total Debt	$594.0		$600.0	$594.0	$600.0
Debt Principal Paid	$1.5		$0	$6.0	$0

[1]	GAAP EPS for Q4 2017 reflects the impact of tax adjustments, primarily from the Tax Cuts and Jobs Act, which increased the tax provision by approximately $6.3 million as compared to the estimate in the Company’s preliminary GAAP EPS disclosure on January 24, 2018. This adjustment reduced the Company’s earnings per share from the previous estimate of $0.24 per diluted share to $0.11 per diluted share.
[2]	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Stock Repurchase Program

During the fourth quarter of 2017, the Company repurchased approximately 269 thousand shares of common stock for an aggregate amount of $5.3 million. These purchases were executed under the Company’s stock repurchase program. As of December 31, 2017, the Company had approximately $142.8 million remaining under its current repurchase program.

Dividends

On December 13, 2017, the Company paid $9.9 million to stockholders of record on November 22, 2017, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on February 1, 2018, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on March 22, 2018, to stockholders of record on March 1, 2018.

Debt Repricing

On January 23, 2018, the Company completed a successful repricing of its Term B Loans, reducing its borrowing rate by 75 basis points, to a new rate of Libor plus 250 basis points. In connection with the repricing, the Company paid down $100 million of its outstanding debt.

Financial Guidance

Consequent with the introduction of the new revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018 at http://investor.xperi.com/events.cfm.

Q1 2018	GAAP Outlook	Non-GAAP Outlook
Billings	$99M to 104M	$99M to 104M

FY 2018	GAAP Outlook	Non-GAAP Outlook
Billings	$415M to 445M	$415M to 445M
Operating Expense	$394M to 412M	$245M to 263M
Cash Tax Payments	$16M to 20M	$16M to 20M
Fully Diluted Shares	50.5 million	52.5 million
Operating Cash Flow	$120M to 145M	$120M to 145M

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Conference Call Information

The Company will hold its fourth quarter 2017, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Tuesday, February 13, 2018. To access the call in the U.S., please dial +1 800-239-9838, and for international callers dial +1 323-794-2551, approximately 15 minutes prior to the start of the conference call. The conference ID is 8471030. The conference call will also be broadcast live over the Internet at www.xperi.com and available for replay for 90 days at www.xperi.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance and the Company’s long-term strategy. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and IP Episodic Revenue

Recurring revenue is defined as revenue from a license agreement or other agreement that is scheduled to occur over at least one year of time. IP episodic revenue is Semiconductor and IP licensing business revenue payable within one year pursuant to a contract. IP episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awarded by courts or other tribunals, and lump sum settlement payments.

Importantly, a source of IP episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In this scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, acquisition and related expenses, all forms of stock-based compensation, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

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Set forth below are reconciliations of Company’s reported GAAP net income (loss) to non-GAAP net income and GAAP to non-GAAP operating expenses guidance for 2018.

– Tables Follow –

Xperi PR Contact:

Jordan Miller, +1 818-436-1082

jordan.miller@xperi.com

Xperi Investor Relations Contact:

Geri Weinfeld, +1 818-436-1231

geri.weinfeld@xperi.com

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2017	December 31, 2016*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$138,260	$65,626
Short-term investments	62,432	47,379
Accounts receivable, net	17,010	15,863
Unbilled contract receivables	10,866	51,923
Other current assets	16,949	19,150

Total current assets	245,517	199,941

Property and equipment, net	34,442	38,855
Intangible assets, net	431,789	541,879
Goodwill	385,574	382,963
Other assets	12,702	22,798

Total assets	$1,110,024	$1,186,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,233	$7,531
Accrued legal fees	7,483	7,505
Accrued liabilities	47,969	29,086
Current portion of long-term debt	34,451	6,000
Deferred revenue	2,686	895

Total current liabilities	96,822	51,017

Long-term deferred tax liabilities	15,085	32,565
Long-term debt, net	545,211	577,239
Other long-term liabilities	17,330	17,830
Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	686,660	644,194
Treasury stock	(319,397)	(300,114)
Accumulated other comprehensive loss	(303)	(148)
Retained earnings	68,556	163,794

Total stockholders’ equity	435,576	507,785

Total liabilities and stockholders’ equity	$1,110,024	$1,186,436

*	Derived from audited financial statements

XPERI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Royalty and license fees	$126,647	$70,135	$373,732	$259,565

Total revenue	126,647	70,135	373,732	259,565

Operating expenses:
Cost of revenue	1,938	313	6,308	551
Research, development and other related costs	27,684	15,740	105,849	44,738
Selling, general and administrative	36,446	37,315	144,649	72,065
Amortization expense	27,455	13,744	111,930	31,870
Litigation expense	9,129	8,531	36,496	20,953

Total operating expenses	102,652	75,643	405,232	170,177

Operating income (loss)	23,995	(5,508)	(31,500)	89,388
Interest expense	(7,416)	(2,409)	(28,292)	(2,409)
Other income and expense, net	444	1,264	1,449	3,736

Income (loss) before taxes	17,023	(6,653)	(58,343)	90,715
Provision for (benefit from) income taxes	11,379	2,649	(1,785)	34,626

Net income (loss)	$5,644	$(9,302)	$(56,558)	$56,089

Basic and diluted net income (loss) per share:
Net income (loss) per share—basic	$0.11	$(0.19)	$(1.15)	$1.14

Net income (loss) per share—diluted	$0.11	$(0.19)	$(1.15)	$1.12

Cash dividends declared per share	$0.20	$0.20	$0.80	$0.80

Weighted average number of shares used in per share calculations—basic	49,217	48,603	49,251	49,187

Weighted average number of shares used in per share calculations—diluted	49,638	48,603	49,251	50,190

XPERI CORPORATION

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP net income (loss)	$5,644	$(9,302)	$(56,558)	$56,089
Adjustments to GAAP net income:
Stock-based compensation expense:
Research, development and other	3,853	3,042	13,277	7,104
Selling, general and administrative	5,648	7,019	20,185	13,997
Amortization of acquired intangibles	27,455	13,744	111,930	31,870
Acquisition transaction costs		9,339	1,837	11,100
Severance from DTS acquisition:
Research, development and other	510	1,379	734	1,379
Selling, general and administrative	350	4,716	638	4,716
Post acquisition retention bonus to DTS employees:
Research, development and other	883	255	3,375	255
Selling, general and administrative	2,785	986	11,128	986
Insurance settlement	—	—	—	(5,000)
Tax adjustments for non-GAAP items	(7,051)	(7,837)	(34,785)	(15,774)

Non-GAAP net income	$40,077	$23,341	$71,761	$106,722

Non-GAAP net income per share—diluted	$0.77	$0.45	$1.37	$2.06

Weighted average number of shares used in per share calculations excluding the effects of stock based compensation—diluted	52,344	51,321	52,238	51,884

XPERI CORPORATION

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Episodic	$36,073	$10,100	$39,823	$15,786
Recurring	90,574	60,035	333,909	243,779

Total revenue	$126,647	$70,135	$373,732	$259,565

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Twelve months ended December 31, 2018
	Low	High
Cost of revenue	$7	$10
R&D expense	115	121
SG&A expense	133	137
Litigation expense	30	35
Amortization	109	109

GAAP expense	394	412

Stock-based compensation—R&D	(15)	(15)
Stock-based compensation—SG&A	(22)	(22)
Acquisition & Related Expense—SG&A	(3)	(3)
Amortization	(109)	(109)

Total of non-GAAP adjustments	(149)	(149)

Non-GAAP expense	$245	$263